Exhibit 1

UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934

(Amendment No. 7)*

SIZELER PROPERTY INVESTORS, INC.

(Name of Issuer)

Common Stock, Par Value $.0001 per share

(Title of Class of Securities)

830137-10-5

(CUSIP Number of Class
of Securities)

Carolyn Tiffany

First Union Real Estate Equity and Mortgage Investments

7 Bulfinch Place

Suite 500

Boston, Massachusetts 02114

(617) 570-4614

David J. Heymann

Post Heymann & Koffler LLP

Two Jericho Plaza, Wing A

Suite 111

Jericho, New York 11753

(516) 681-3636

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

January 19, 2005

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 048798102

1.	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only) First Union Real Estate Equity and Mortgage Investments 34-6513657

2.	Check the Appropriate Box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐

6.	Citizenship or Place of Organization Ohio

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 1,139,800

	8.	Shared Voting Power - 0 -

	9.	Sole Dispositive Power 1,139,800

	10.	Shared Dispositive Power - 0 -

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 1,139,800 Shares

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) ☐

13.	Percent of Class Represented by Amount in Row (11) 8.61%

14.	Type of Reporting Person (See Instructions) OO

This Amendment No. 7 amends certain information contained in the Schedule 13Dfiled by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (“First Union”), with respect to its ownership interest in Sizeler Property Investors, Inc., as amended by Amendment No. 1 to Schedule 13D dated November 11, 2004, as further amended by Amendment No. 2 to Schedule 13D dated November 16, 2004, as further amended by Amendment No. 3 to Schedule 13D dated December 6, 2004, as further amended by Amendment No. 4 to Schedule 13D dated December 21, 2004, as further amended by Amendment No. 5 to Schedule 13D dated January 7, 2005, and as further amended by Amendment No. 7 to Schedule 13D dated January 14, 2005  (the “13D”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the 13D.

Item 1.	Security and Issuer

Item 2.	Identity and Background

Item 3.	Source and Amount of Funds or Other Consideration

Item 4.	Purpose of Transaction

On January 19, 2005, First Union issued a press release announcing that it has filed with the Securities and Exchange Commission a preliminary proxy statement with respect to its solicitation of proxies to elect Michael L. Ashner, Peter Braverman and Steven Zalkind as directors of Sizeler at  Sizeler’s 2005 Annual Meeting of Stockholders.

Item 5.	Interest in Securities of the Issuer

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 7.	Material to Be Filed as Exhibits
Exhibit 4. Press Release issued January 19, 2005.

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

January 19, 2005
Date
/s/ Michael L. Ashner
Signature
Michael L. Ashner Chief Executive Officer
Name/Title

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY

Carolyn Tiffany

Chief Operating Officer

(617) 570-4614

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
PROPOSES A SLATE FOR ELECTION TO THE BOARD OF DIRECTORS OF
SIZELER PROPERTY INVESTORS, INC.

FOR IMMEDIATE RELEASE — Boston, Massachusetts- January 19, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that, consistent with its prior notification to Sizeler Property Investors, Inc. (NYSE:SIZ), it has filed with the Securities and Exchange Commission a preliminary proxy statement with respect to its solicitation of proxies to elect Michael L. Ashner, Peter Braverman and Steven Zalkind to the Board of Directors of Sizeler at the 2005 Annual Meeting of Stockholders of Sizeler.  Based on the proxy statement for the 2004 Annual Meeting of Stockholders of Sizeler, the terms of the current Chairman of the Board and Chief Executive Officer and two independent directors expire at the 2005 Annual Meeting of Stockholders.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.

First Union Real Estate Equity and Mortgage Investment has filed with the SEC a preliminary proxy statement with respect to its solicitation of proxies to elect Michael L. Ashner, Peter Braverman and Steven Zalkind as directors at Sizeler’s 2005 Annual Meeting of Stockholders.  INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.  First Union and Messrs. Ashner, Braverman and Zalkind may be deemed to be participants in the solicitation of proxies from the shareholders of Sizeler in connection with the annual meeting.  Information about these participants is set forth in the preliminary proxy statement filed by First Union with the SEC.  Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.